UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 10, 2016

DAILY JOURNAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

SOUTH CAROLINA	0-14665	95-4133299
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

915 East First Street

Los Angeles, CA 90012-4050

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (213) 229-5300

Not applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communication pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On February 10, 2016, the Company held its 2016 Annual Meeting of Shareholders. A total of 1,242,911 shares were represented in person or by valid proxy, and the shareholders voted on two proposals. The final results for the votes regarding each proposal are set forth below:

Election of Directors. The Company’s shareholders elected five directors to serve until the next annual meeting of shareholders and the election of their successors. The number of votes cast for each of the directors is set forth below. There were 514,504 broker non-votes.

	FOR	WITHHOLD
Charles T. Munger	715,317	13,090
J.P. Guerin	696,764	31,643
Gerald L. Salzman	726,224	2,183
Peter D. Kaufman	697,925	30,482
Gary L. Wilcox	697,925	30,482

Ratification of Independent Accountants. The Company’s shareholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the current fiscal year. The vote totals were 1,182,750 FOR and 60,076 AGAINST, with 85 ABSTENTIONS.

Notwithstanding this ratification, the Company’s audit committee, in its discretion, may change the appointment of the Company’s independent registered public accounting firm at any time during the year if it determines that such a change would be in the Company’s best interest.

[SIGNATURE PAGE FOLLOWS]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAILY JOURNAL CORPORATION

By:	/s/ Gerald L. Salzman
Gerald L. Salzman
Chief Executive Officer
President
Chief Financial Officer
Treasurer

Dated: February 11, 2016